Exhibit 2.1

FIRST AMENDMENT

TO

ASSET PURCHASE AGREEMENT

This First Amendment (“Amendment”), dated March 7, 2022, is by and among INTEVAC PHOTONICS, INC., a Delaware corporation (“Seller”), INTEVAC, INC., a Delaware corporation (“Shareholder”) and EOTECH, LLC, a Michigan limited liability company (“Buyer”).

RECITALS

WHEREAS, on December 30, 2021, Buyer, Seller and the Shareholder entered into that certain Asset Purchase Agreement (the “Agreement”);

WHEREAS, the Buyer, Seller and the Shareholder desire to amend the Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Section 2.8(b) of the Agreement is hereby amended and restated in its entirety as follows:

“(b) As soon as practicable, but in no event later than one hundred twenty (120) days following the Closing Date, Buyer shall prepare a calculation of the Net Working Capital as of the Closing Date (the “Closing Net Working Capital”). Buyer shall deliver a written statement of the Closing Net Working Capital (the “Closing Net Working Capital Statement”) to Seller promptly after it has been prepared.”

2. Except as otherwise amended hereby, the remaining terms, conditions and provisions of the Agreement shall remain in full force and effect as provided therein. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Signature pages delivered by facsimile to this Amendment shall be binding to the same extent as an original. This Amendment shall be construed as to both validity and performance and enforced in accordance with and governed by the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date set forth above.

SELLER:

INTEVAC PHOTONICS, INC., a Delaware corporation

By:	/s/ James Moniz
Name: James Moniz Title: CFO

SHAREHOLDER:

INTEVAC, INC.,

By:	/s/ James Moniz
Name: James Moniz
Title: CFO

BUYER:

EOTECH, LLC, a Michigan limited liability company

By:	/s/ Matthew Van Haaren
Name: Matt Van Haaren
Title: CEO

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